(m)(1)(A)(i)

May 1, 2013

ING Investors Trust

7337 East Doubletree Ranch Road

Suite 100

Scottsdale, Arizona 85258

Re:	Reduction in Fee Payable under the ING Investors Trust Second Amended and Restated Distribution Plan

Ladies and Gentlemen:

ING Investments Distributor, LLC (“IID”) hereby waives a portion of the distribution fee payable to IID for the funds listed on Amended Schedule A of the ING Investors Trust Second Amended and Restated Distribution Plan (the “Distribution Plan”), in an amount equal to 0.10% per annum on the average daily net assets attributable to Service 2 Class Shares as if the distribution fee specified in the Distribution Plan were 0.15%. Except as otherwise noted on Amended Schedule A, by this letter, we agree to waive that fee for the period May 1, 2013 through May 1, 2014.

Please indicate your agreement to this reduction in fee by executing below in the place indicated.

Sincerely,

/s/ Michael J. Roland

Michael J. Roland

Executive Vice President

Agreed and Accepted:

ING Investors Trust

By:	/s/ Kimberly A. Anderson Kimberly A. Anderson Senior Vice President
7337 E. Doubletree Ranch Rd. Suite 100 Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2744 www.ingfunds.com	ING Investments Distributor, LLC

AMENDED SCHEDULE A

with respect to

ING INVESTORS TRUST

SECOND AMENDED AND RESTATED DISTRIBUTION PLAN

SERVICE 2 CLASS

Portfolios

ING BlackRock Large Cap Growth Portfolio

ING Clarion Global Real Estate Portfolio

ING Clarion Real Estate Portfolio

ING FMRSM Diversified Mid Cap Portfolio

ING Franklin Income Portfolio

ING Global Resources Portfolio

ING Invesco Growth and Income Portfolio

ING JPMorgan Emerging Markets Equity Portfolio

ING JPMorgan Small Cap Core Equity Portfolio

ING Large Cap Growth Portfolio

ING Large Cap Value Portfolio

ING Liquid Assets Portfolio

ING Marsico Growth Portfolio

ING MFS Total Return Portfolio

ING MFS Utilities Portfolio

ING Morgan Stanley Global Franchise Portfolio

ING PIMCO High Yield Portfolio

ING PIMCO Total Return Bond Portfolio

ING Pioneer Mid Cap Value Portfolio

ING T. Rowe Price Capital Appreciation Portfolio

ING T. Rowe Price Equity Income Portfolio

ING Templeton Global Growth Portfolio

ING U.S. Stock Index Portfolio

Date last amended: May 1, 2013